                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 6, 1999



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



  NEW JERSEY                         0-19777                       22-3103129
  (State or other                                                (IRS Employer
  jurisdiction of                  (Commission                   Identification
  incorporation)                   File Number)                      Number)


                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

     On Monday, December 6, 1999, Registrant announced that it had received approval from the United States Food and Drug Administration of the Levulan(R) Kerastick(TM) for Topical Solution, 20% to be used in conjunction with its BLU-U(TM) brand light device for treatment of actinic keratoses (AKs) of the face or scalp.

     The Registrant will be completing and submitting an amendment to its PMA device approval shortly to cover the commercial version of the BLU-U(TM). During the coming months, the Registrant will complete manufacturing scale-up of its products and build inventory in preparation for product launch in the United States by its dermatology strategic partner, Schering AG, and its US affiliate, Berlex Laboratories, Inc. The Registrant has been advised that Schering is planning a launch in the second quarter of 2000, assuming that the PMA amendment has been approved.

     Except for historical information, this report and the news release attached as an exhibit contain certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forwardlooking statements relate to the Registrant's completion and submission of a PMA amendment, and timing of the introduction of the Levulan(R) Kerastick(TM) and BLU-U(TM) system during the second quarter of 2000, the belief that the system will become an important AK therapy and the status of DUSA as a world leader in topical PDT and PD therapies. Such risks and uncertainties include, but are not limited to final approval of the commercial version of the BLU-U(TM) and the approval of the Levulan(R) PDT system by other world-wide health regulatory authorities, dependence upon third-party manufacturers of the Kerastick(TM), the timing of the launch of Levulan(R) PDT and ability to develop a market for the products, and other risks identified in DUSA's SEC filings from time to time.


ITEM 7.   FINANCIAL STATEMENTS AND OTHER EXHIBITS.

          (c) Exhibits

          [99.1] Press Release dated December 6, 1999 regarding FDA Approval of Levulan Kerastick(TM) for photodynamic treatment of actinic keratoses of the face and scalp.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         DUSA PHARMACEUTICALS, INC.



                                         By: /s/ D. Geoffrey Shulman
                                             ------------------------------
                                         D. Geoffrey Shulman, MD, FRCPC
                                         President and Chief Executive Officer

Dated: December 6, 1999